SERIES B-2 PREFERRED STOCK PURCHASE AGREEMENT

This SERIES B-2 PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 21st day of March, 2014 by and between Limoneira Company, a Delaware corporation (“Company”) and WPI-ACP Holdings, LLC, a Delaware limited liability company, or its assignee (the “Purchaser”).

Background:

A.            The Company wishes to sell, and Purchaser wishes to purchase, 9,300 shares of the Company’s 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 as set forth in the Certificate of Designations in substantially the form attached hereto as Exhibit A (the “Series B-2 Preferred Stock”) upon the terms and subject to the conditions set forth in this Agreement;

B.            The Preferred Stock will be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”); and

            C.            Concurrently with the First Closing (as defined below) the Purchaser will enter into an option agreement entitling Purchaser with the right to purchase up to one-half of that certain 1,284 gross acres of land commonly referred to as Associated Citrus Packers Property (“ACP Property”) and certain other agreements relating to the development of certain water rights relating to the ACP Property (the “Transaction”).

Statement of Agreement:

In witness whereof, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            PURCHASE AND SALE OF PREFERRED STOCK.

1.1            Sale and Issuance of Series B-2 Preferred Stock.

(a)            Company shall adopt and file with the Secretary of State of the State of Delaware on or before the First Closing, the Certificate of Designation, Preferences and Rights in the form of Exhibit A attached hereto (the “Certificate”).

(b)            Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and Company agrees to sell and issue to the Purchaser (i) at the First Closing, 2,300 shares of Series B-2 Preferred Stock for an aggregate purchase price of $2,300,000, and (ii) at the Second Closing (as defined below), 7,000 shares of Series B-2 Preferred Stock for an aggregate purchase price of $7,000,000. The shares of Series B-2 Preferred Stock issued to the Purchaser pursuant to the First Closing shall be referred to in this Agreement as the “Initial Shares,” the shares of Series B-2 Preferred Stock issued to the Purchaser Pursuant to the Second Closing shall be referred to in this Agreement as the “Subsequent Shares” and the Initial Shares and Subsequent Shares shall be collectively referred to in this Agreement as the “Shares.”

(c)            In the event that Purchaser fails to purchase all or part of the Subsequent Shares on or before the Second Closing, Purchaser and the Company agree to enter into an amendment to the Option Agreement (defined below) reflecting that the portion of the ACP Property which the Purchaser shall have the right to purchase pursuant to the Option Agreement shall be reduced by multiplying one-half times a fraction the numerator of which shall be $2,300,000 and the denominator of which shall be $9,000,000 and the number of Shares which the Company shall be obligated to sell to the Purchaser shall be reduced to 2,300. Other than the amendment of the Option Agreement noted above, there shall be no other conditions to or recourse for Purchaser for failing to make all or part of the Subsequent Payment.

1.2            Closing; Delivery.

(a)            The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on March 20, 2014, or at such other time and place as Company and the Purchaser mutually agree, orally or in writing (which time and place are designated as the “First Closing”). The second purchase and sale of the Shares shall take place remotely at 10:00 a.m. on or before April 30, 2014, or at such other time and place as Company and the Purchaser mutually agree, orally or in writing (the “Second Closing,” and together with the First Closing (the “Closings”). At no point between the First Closing and the Second Closing shall the Company issue additional Shares or transfer ownership of the Shares without Purchaser’s prior written consent.

(b)            At each Closing, Company shall deliver to the Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the consideration therefor by check payable to Company or by wire transfer to a bank account designated by Company.

1.3            Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)            “Option Agreement” means the Option Agreement from the Company’s wholly owned subsidiary, Associated Citrus Packers, Inc., to an affiliate of the Purchaser entered into on the date hereof.

(b)            “Tenancy in Common Agreement” means the Tenancy in Common Agreement between the Company and an affiliate of the Purchaser to be attached to the Option Agreement.

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(c)            “Water Development Agreement” means the Water Development Agreement between the Company and an affiliate of the Purchaser entered into on the date hereof.

(d)            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(e)            “Transaction Agreements” means this Agreement, the Option Agreement, the Tenancy in Common Agreement, the Water Development Agreement and any other agreements, instruments or documents entered into in connection with this Agreement.

2.            REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to the Purchaser that, the following representations are true and complete as of the date of the Closings, except as otherwise indicated.

2.1            Organization, Good Standing, Corporate Power and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

2.2            Capitalization. The authorized capital of Company consists, on or before the First Closing, of:

(a)            19,900,000 shares of common stock, par value $0.01 per share (the “Common Stock”), 14,036,803 shares of which are issued and outstanding as of December 31, 2013.

(b)            50,000 shares of Preferred Stock, par value $.01 per share (the “Class A Preferred Stock”) of which 20,000 shares have been designated Series A Junior Participating Preferred Stock, $.01 per value, none of which are issued and outstanding as of the date hereof.

(c)            50,000 shares of Preferred Stock, par value $100.00 per share (the “Class B Preferred Stock” of which (i) 30,000 shares have been designated $8.75 Voting Preferred Stock, $100.00 par value per share (the “Series B Preferred Stock”), 30,000 shares of which are issued and outstanding as of December 31, 2013, and (ii) 10,000 shares of 4% Voting Preferred Stock, $100.00 par value (the “Series B-2 Preferred Stock” none of which are issued and outstanding as of the date hereof.

2.3            Authorization. All corporate action required to be taken by Company’s Board of Directors in order to authorize Company and/or its subsidiaries to enter into the Transaction Agreements, and to issue the Shares at the Closings and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the First Closing. All action on the part of the officers of Company and/or its subsidiaries necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of Company and/or its subsidiaries under the Transaction Agreements to be performed as of each Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the First Closing. The Transaction Agreements, when executed and delivered by Company and/or its subsidiaries, shall constitute valid and legally binding obligations of Company, enforceable against Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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2.4            Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Section 2.5(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Section 2.5 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.5            Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and (iii) [insert any other filings that may be required with respect to the Transaction Agreements], which have been made or will be made in a timely manner.

3.            Representations and Warranties of THE Purchaser. The Purchaser hereby represents and warrants to Company that:

3.1            Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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3.2            Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3            Purchaser Due Diligence. The Purchaser has had an opportunity to discuss Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with Company’s management and has had an opportunity to review Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4            Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Company which are outside of the Purchaser’s control, and which Company is under no obligation and may not be able to satisfy.

3.5            No Public Market. The Purchaser understands that no public market now exists for the Shares, and that Company has made no assurances that a public market will ever exist for the Shares.

3.6            Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a)            “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.” THE SERIES B-2 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT THE CONSENT OF THE COMPANY.

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(b)            Any legend set forth in, or required by, the other Transaction Agreements.

(c)            Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.7            Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8            No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.9            Principal Place of Business. The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page to this Agreement.

4.            Conditions to The Purchaser’s Obligations at THE ClosingS. The obligations of the Purchaser to purchase the Shares at the Closings are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

4.1            Representations and Warranties. The representations and warranties of Company contained in Section 2 shall be true and correct in all respects as of each Closing.

4.2            Performance. Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Company on or before each Closing.

4.3            Compliance Certificate. The President of Company shall deliver to the Purchaser at each Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4            Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement and the completion of the transactions contemplated by the Transaction Agreements shall be obtained and effective as of each Closing.

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4.5            Transaction Agreements. Company (and its subsidiaries as applicable) and the Purchaser shall have executed and delivered each of the Transaction Agreements.

4.6            Certificate. Company shall have filed the Certificate with the Secretary of State of Delaware on or prior to the First Closing, which shall continue to be in full force and effect as of the Closings.

4.7            Consents. All consents of third parties that are required in connection with the completion of the transactions contemplated by the Transaction Agreements shall be obtained and effective as of each Closing.

4.8            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closings and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.            Conditions of Company’s Obligations at Closing. The obligations of Company to sell the Shares to the Purchaser at the Closings are subject to the fulfillment, on or before each Closing, of each of the following conditions and no other conditions unless expressly outlined herein and unless otherwise waived:

5.1            Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of each Closing.

5.2            Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3            Compliance Certificate. The President of the Purchaser shall deliver to Company at each Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4            Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement and the completion of the transactions contemplated by the Transaction Agreements shall be obtained and effective as of each Closing.

5.5            Transaction Agreements. Each of Company and the Purchaser shall have executed and delivered each of the Transaction Agreements to which it is a party.

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5.6            Consents. All consents of third parties that are required in connection with the completion of the transactions contemplated by the Transaction Agreements shall be obtained and effective as of each Closing.

5.7            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closings and all documents incident thereto shall be reasonably satisfactory in form and substance to each party, and each party (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

6.            Miscellaneous.

6.1            Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or Company.

6.2            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3            Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to its conflict of laws principles.

6.4            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to: Squire Sanders (US) LLP, 221 E. Fourth St., Suite 2900, Cincinnati, Ohio 45202 Attn: Toby D. Merchant, Esq.

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6.7            No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Company or any of its officers, employees or representatives is responsible.

6.8            Fees and Expenses. Each party shall be responsible for payments of their own fees and expenses with regards to the transactions described in this Agreement.

6.9            Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and Company.

6.10            Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.12            Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have executed this Series B-2 Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

LIMONEIRA COMPANY

By:	/s/ Harold S. Edwards

Name:	Harold S. Edwards
(print)

Title:	President and CEO

Address: 1141 Cummings Road, Santa Paula, CA 93060

PURCHASER:

WPI-ACP HOLDINGS, LLC

By:	WATER PROPERTY INVESTOR, LP

Name:	/s/ Marc Robert
(print)

Title:	Member

Address: 509 Madison Avenue, Suite 804 New York, NY 10022

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

[See Exhibit 3.1 to this Current Report]